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                               PURCHASE AGREEMENT

                                  BY AND AMONG

                              PIXIE PLAYMATES, INC.

                              a Florida corporation

                         CERTIFIED SEWING SERVICES, INC.

                              a Florida corporation

                CERTIFIED APPAREL SERVICES OF HONDURAS, INC. S.A.

                             a Honduran corporation

                                       AND

                           KLEINERT'S, INC. OF FLORIDA

                              a Florida corporation

                                December 15, 1995

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                                TABLE OF CONTENTS

ARTICLE I                  PURCHASE AND SALE OF ASSETS AND SHARES...........  1

Section 1.1                Purchase and Sale of Assets and Shares...........  1
Section 1.2                Purchase Price...................................  3
Section 1.3                Assumption of Certain Liabilities................  6
Section 1.4                Date, Time and Place of Closing..................  6

ARTICLE II                 REPRESENTATIONS AND WARRANTIES OF SELLER.........  7

Section 2.1                Corporate Status.................................  7
Section 2.2                Corporate Authority; Effective Agreement.........  7
Section 2.3                Liabilities......................................  7
Section 2.4                Real Estate......................................  7
Section 2.5                Personal Property................................  8
Section 2.6                Trade Names, Trademarks and Service Marks........  8
Section 2.7                Taxes............................................  9
Section 2.8                Legal Matters....................................  9
Section 2.9                Contracts, Leases, Agreements and Other
                               Commitments..................................  9
Section 2.10               Employees and Employment Contracts............... 10
Section 2.11               Employee Pensions and ERISA...................... 12
Section 2.12               Consents......................................... 12
Section 2.13               Financial Statements............................. 12
Section 2.14               Suppliers; Conflicts of Interest.  .............. 13
Section 2.16               No Material Change............................... 13
Section 2.17               Actions Since Balance Sheet Date................. 14
Section 2.18               Permits and Licenses............................. 14
Section 2.19               Compliance with Laws............................. 14
Section 2.20               Hazard Communications Standard Regulations and
                               Laws......................................... 15
Section 2.21               Environmental Matters............................ 15
Section 2.22               Statements and Other Documents Not Misleading.... 15
Section 2.23               Survival of Representations and Warranties....... 16

ARTICLE III                FURTHER REPRESENTATIONS AND WARRANTIES OF
                               SHAREHOLDERS................................. 16

Section 3.1                Ownership of Capital Stock of CASH............... 16
Section 3.2                Agreement Not in Breach of Other Instruments
                               Effecting Shareholders....................... 16
Section 3.3                Valid and Binding Agreement...................... 16
Section 3.4                Capitalization................................... 16




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ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF PURCHASER...... 17

Section 4.1                Corporate Status................................. 17
Section 4.2                Corporate Authority.............................. 17
Section 4.3                Survival of Representations and Warranties....... 17

ARTICLE V                  CONDUCT OF BUSINESS PENDING CLOSING.............. 17

Section 5.1                Conduct of Business Pending Closing.............. 17

ARTICLE VI                 FURTHER COVENANTS AND AGREEMENTS................. 18

Section 6.1                Access to Information............................ 18
Section 6.2                Confidentiality.................................. 19
Section 6.3                Cooperation...................................... 19
Section 6.4                Bulk Sales Laws.................................. 19
Section 6.5                Employment of Employees.......................... 19
Section 6.6                Employee Benefit Plans........................... 20

ARTICLE VII                CONDITIONS TO OBLIGATIONS OF PURCHASER........... 20

Section 7.1                No Material Adverse Change....................... 20
Section 7.2                Representations and Warranties................... 20
Section 7.3                Performance of Agreements........................ 21
Section 7.4                Opinion of Counsel............................... 21
Section 7.5                No Actions, Etc.................................. 21
Section 7.6                Consents; Lease Estoppels........................ 21
Section 7.7                Executed Lease Agreements........................ 21
Section 7.8                Deliveries....................................... 21

ARTICLE VIII               CONDITIONS TO OBLIGATIONS OF SELLERS AND
                               SHAREHOLDERS................................. 21

Section 8.1                No Material Adverse Change....................... 21
Section 8.2                Representations and Warranties................... 22
Section 8.3                Performance of Agreements........................ 22
Section 8.4                No Actions, Etc.................................. 22
Section 8.5                Deliveries....................................... 22


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ARTICLE IX                 CLOSING.......................................... 22

Section 9.1                Sellers' Deliveries.............................. 22
Section 9.2                Shareholders' Deliveries......................... 23
Section 9.3                Deliveries by Purchaser.......................... 23
Section 9.4                Prorations....................................... 24
Section 9.5                Parties to Bear Own Expenses..................... 24

ARTICLE X                  INDEMNIFICATION.................................. 24

Section 10.1               Indemnifications................................. 25

ARTICLE XI                 GENERAL.......................................... 28

Section 11.1               Notices.......................................... 28
Section 11.2               Broker's Commission.............................. 28
Section 11.3               Headings......................................... 29
Section 11.4               Entire Agreement; Governing Law.................. 29
Section 11.5               Severability..................................... 29
Section 11.6               Counterpart Execution............................ 29
Section 11.7               Assignability; Binding Effect.................... 29




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                               PURCHASE AGREEMENT

                   THIS PURCHASE AGREEMENT is entered into as of the 15th day of December, 1995, by and among PIXIE PLAYMATES, INC., a Florida corporation ("Pixie"), CERTIFIED SEWING SERVICES, INC., a Florida corporation ("Certified," and together with Pixie, the "Sellers"), and each of the persons who are signatories hereto as shareholders of CERTIFIED APPAREL SERVICES OF HONDURAS, INC. S.A., a Honduran corporation ("CASH") (each, a "Shareholder" and collectively, the "Shareholders"), and KLEINERT'S, INC. OF FLORIDA, a Florida corporation (the "Purchaser").

                              W I T N E S S E T H:

                   Sellers and CASH are engaged in the manufacture and marketing of children's apparel. Sellers desire to sell and Purchaser desires to purchase substantially all of the assets of Sellers used in the operation of their respective businesses, and Shareholders desire to sell, assign, transfer and convey to Purchaser, and Purchaser desires to purchase and acquire from Shareholders all of the shares of capital stock of CASH owned by Shareholders (the "Shares"), constituting all of the issued and outstanding capital stock of CASH, all on the terms and subject to the conditions hereinafter set forth.

                   NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                     PURCHASE AND SALE OF ASSETS AND SHARES

            Section 1.1 Purchase and Sale of Assets and Shares.

            (a) Purchased Assets. Subject to the terms of this Agreement, on the Closing Date (as defined below), each Seller will sell, assign, convey, transfer and deliver to Purchaser, and Purchaser will purchase and acquire from each Seller, all of such Seller's right, title and interest in, to and under the assets, business, rights, claims and contracts of such Seller relating to and used in the business of such Seller (other than the assets expressly excluded as set forth in subsection 1.1(b) (the "Excluded Assets")), including, but not limited to, the following (collectively, the "Assets"):


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                              (i)  all of such Seller's rights to all of the
                                   Corporation Agreements (as defined herein);

                             (ii) all of such Seller's rights to all equipment, machinery, equipment, tools, replacement parts and fixed assets, including, but not limited to, the fixed assets identified on Exhibit "A";

                            (iii) all of such Seller's rights to all service marks, trade names, trade secrets, processes and methods, whether or not patentable;

                             (iv) all books and records maintained by such Seller through the Closing Date and pertaining to the business, including, without limitation, product manuals, operating manuals, and records relating to customer and trade accounts and lists and similar operating data, other than books and records which such Seller is required by law to retain;

                              (v) all furniture, supplies, inventory items and other personal property, including, but not limited to, the inventory identified on Exhibit "A";

                             (vi)  the prepaid expenses identified on Exhibit
                                   "A";

                            (vii)  all Federal, state and local permits,
                                   authorizations, franchises and licenses; and

                           (viii)  all other current assets.

                   (b) Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, Purchaser and Sellers acknowledge and agree that Purchaser is not buying and Sellers are not selling the assets identified on Exhibit "B" (collectively, the "Excluded Assets").

                   (c) Purchased Shares. Subject to the terms of this Agreement, on the Closing Date, each Shareholder shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase and acquire from each Shareholder, the number of Shares set forth opposite such Shareholder's name on Exhibit "C" attached hereto, which shall represent all of the Shares owned by such Shareholder and in the aggregate shall represent all of the issued and outstanding capital stock of CASH. The Shares shall be conveyed to Purchaser free and clear of all liens, pledges, security interests, claims, encumbrances and rights of others.


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                   (d) Transfer of Assets Subject to Consent. To the extent that the sale, assignment, transfer or conveyance of any Corporation Agreement requires the consent of any party other than Purchaser or Sellers, this Agreement shall not constitute an agreement to effect such sale, assignment, transfer or conveyance if such action would constitute a breach of the Corporation Agreement. Such sale, assignment, transfer or conveyance shall occur only after all necessary consents have been obtained. Pending receipt of the required consents, or if such consents cannot be obtained, Sellers agree to cooperate with Purchaser in any reasonable arrangement designed to provide Purchaser with the benefits under the Corporation Agreement as if the Corporation Agreement had been sold, assigned, transferred and conveyed on the Closing Date.

            Section 1.2 Purchase Price.

                   (a) Purchase Price. The consideration to be paid to Sellers for the Assets and to the Shareholders for the Shares at the Closing shall be Four Million Six Hundred Fifty Thousand Dollars ($4,650,000) (the "Purchase Price"), subject to adjustment in accordance with subparagraphS 1.2(b) and 1.2(c) hereof. The Purchase Price shall be allocated among the Assets and the Shares in accordance with Exhibit "D" attached hereto. Neither Purchaser nor either Seller shall take any position with any taxing authority which is inconsistent with such allocation. The Purchase Price with respect to the Shares shall be allocated among each Shareholder in the same proportion that the Shares owned by such Shareholder bear to the total number of Shares.

                   (b) Adjustment to Purchase Price for Inventory. That portion of the Purchase Price allocated to the inventory of Sellers (the "Inventory Purchase Price") as set forth on Exhibit "A" shall be subject to adjustment as follows:

                            (i) (A) Within seven (7) business days from the Closing Date, Purchaser shall complete a physical inventory, on a test audit basis, of the inventory comprising a portion of the Assets, and shall deliver to Sellers a statement setting forth the results of such physical inventory, including the value of the inventory as would be recorded on the books of Purchaser on the Closing Date in accordance with generally accepted accounting principles (the "Adjustment Statement"); provided, however, that for purposes of determining the value of the inventory on the Closing Date: (1) the value of raw materials received by Sellers during the period December 1, 1995 through and including the Closing Date shall not be included in the computation; (2) costs incurred by Sellers during the period December 1, 1995 through and including the Closing Date in connection with converting raw material to work in process or converting work in process to finished goods shall not be included in the computation; and (3) the cost of the inventory as reflected on the Adjustment Statement shall be reduced by the cost of finished goods inventory shipped during the period December 1, 1995 through and including the Closing Date. The value of the inventory as set forth on the Adjustment Statement shall be conclusive and binding on the parties unless the Sellers deliver to Purchaser, within fifteen (15) days from delivery of the Adjustment Statement, written notice disputing the Adjustment Statement, which written notice shall be as detailed as reasonably necessary to describe such disputes (the "Dispute Statement").





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                                   (B) In the event Purchaser and Sellers are
                                   unable to resolve the disputes set forth on the Dispute Statement within thirty (30) days from delivery of the Dispute Statement, the parties shall engage a mutually acceptable "Big Six" accounting firm whose determination of the value of the inventory shall be binding and conclusive. The fees and costs of the accounting firm shall be allocated among the Sellers and Purchaser ratably. The Adjustment Statement as finally determined in accordance with this subparagraph 1.2(b) shall be called the Final Adjustment Statement. If the value of the inventory as set forth on the Final Adjustment Statement is greater than the value of the inventory at December 1, 1995 as set forth on Exhibit "A," Purchaser shall pay to Sellers the difference within ten (10) days from the determination of the Final Adjustment Statement. If the value of the inventory as set forth on the Final Adjustment Statement is less than the value of the inventory at December 1, 1995 as set forth on Exhibit "A," Sellers shall pay to Purchaser the difference within ten (10) days from the determination of the Final Adjustment Statement.

                            (ii) Purchaser and Sellers acknowledge and agree that the Purchase Price set forth in subsection 1.2(a) hereof has been reduced by $100,000, which amount has been retained by Purchaser in connection with inventory of Sellers' constituting work in process currently being manufactured by CASH. Purchaser hereby covenants and agrees that within ten (10) days of the end of each calendar month following Closing, commencing on December 30, 1995, Purchaser shall pay to Sellers the amount equal to the cost (as reflected in the Final Adjustment Statement) of work in process inventory which is delivered by CASH to Purchaser in Florida as first quality finished goods inventory during the immediately preceding calendar month, until the aggregate amount of $100,000 has been paid to Sellers hereunder. Upon delivery of all or any portion of such amounts, Purchaser shall also deliver to Sellers a certificate of an officer of Purchaser certifying as to the amount of finished goods inventory which has been received by Purchaser from CASH and the basis for the calculation of the amount paid pursuant to this Subsection 1.2(b)(ii).




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                                   (C) Adjustment to Purchase Price for CASH
                                   Equity Capital Obligations. Purchaser, Seller and Shareholders acknowledge and agree that from the Purchase Price set forth in subsection 1.2(a) has been reduced by $500,000 (the "Holdback Amount"), which amount has been retained by Purchaser, and shall be disbursed to Sellers and Shareholders in accordance with the terms of this subsection 1.2(c). As soon as practicable following Closing, Purchaser shall engage Ernst & Young, LLP to conduct an audit of CASH at October 31, 1995 and November 30, 1995 and for the twelve months and one month ended October 31, 1995 and November 30, 1994, respectively. A copy of the audit report shall be delivered to Purchaser and Sellers. To the extent the audited balance sheet reflects a negative net worth of CASH at November 30, 1995, and Purchase and Sellers are unable to mutually agree, within ten (10) days from the date of delivery of the audit report, upon a non-cash adjustment which will offset the negative net worth, or to otherwise avoid having to liquidate CASH in accordance with applicable law, then the amount of such funds constituting the capital contribution or advance Purchaser, any shareholder of CASH or any affiliate of either from and after the Closing Date shall be required to make to offset the negative net worth of CASH at November 30, 1995 shall be deducted from the Holdback Amount, and the balance shall be disbursed to Sellers and Shareholders as they shall direct, which disbursement shall be made within thirty-five (35) business days from the date the audit report is delivered to Purchaser. The costs and fees associated with such audit shall be borne by Sellers, and Purchaser shall have the right to offset the amount of such costs against the Holdback Amount. If the parties agree that no liquidation of CASH is required under applicable law as a result of the negative net worth or accumulated deficit of CASH, the Holdback Amount shall be reduced to $200,000, and $300,000 shall be disbursed to Sellers and Shareholders as they shall direct within five (5) business days of the date of such determination.




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            Section 1.3 Assumption of Certain Liabilities.

                   (a) Assumed Liabilities. On the Closing Date, Purchaser shall assume and agree to undertake to pay, perform and discharge as and when due, and shall indemnify Sellers and CASH for and hold Sellers and CASH harmless from and against each of the following obligations, responsibilities, liabilities and debts of Sellers and CASH (collectively, the "Assumed Liabilities"):

                             (i)   all obligations, responsibilities and
                                   liabilities incurred in connection with the performance by Purchaser of the Corporation Agreements from and after the Closing Date; and

                            (ii) all obligations and liabilities arising from Purchaser's use, ownership, possession, sale or operation of the Assets following the Closing Date.

                   (b) Purchaser Assumes No Other Debts Or Liabilities of Sellers or CASH. Except for the Assumed Liabilities assumed by Purchaser under
Section 1.3(a) above, the purchase by Purchaser of the Assets and the Shares shall be free and clear of all liens, claims and encumbrances of any kind and nature, and without any assumption by Purchaser of any debts, taxes, obligations or liabilities whatsoever of Sellers or CASH or any other persons who at any time may have been in possession of the Assets or Shares, whether such liabilities are actual or contingent, known or unknown, liquidated or unliquidated, whether tax liabilities, liabilities to creditors, liabilities arising under any profit sharing, pension or other similar employee benefit plans, liabilities to employees arising for severance, vacation and similar employment policies and practices for the period up to and including the Closing Date, liabilities to governmental agencies or third parties, liabilities assumed or incurred by Purchaser by operation of law (including bulk sales laws) or otherwise (collectively, the "Unassumed Debts and Liabilities"). Sellers and Shareholders jointly and severally agree promptly to pay and discharge, as and when due, the Unassumed Debts and Liabilities, and will indemnify Purchaser for and hold Purchaser harmless from and against any and all Unassumed Debts and Liabilities, even if Purchaser voluntarily pays the Unassumed Debts and Liabilities.

            Section 1.4 Date, Time and Place of Closing. The transactions provided for by this Agreement shall be consummated (the "Closing") at _____ a.m., local time, on or before December [15,] 1995, at Cozen and O'Connor, 1900 Market Street, Philadelphia, Pennsylvania, 19103, or at such other place and time as Sellers, Shareholders and Purchaser shall mutually agree. The date and time of Closing is hereinafter sometimes called the "Closing Date."





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                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

        Sellers jointly and severally represent and warrant to Purchaser, and Shareholders jointly and severally represent and warrant to Purchaser as to CASH, as follows:

            Section 2.1 Corporate Status. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full power and authority to own its properties and to carry on the business as presently conducted by it. Each Seller is duly qualified to do business and is in good standing as a foreign corporation in all other jurisdictions where the conduct of its business so requires. CASH is a corporation duly organized, validly existing and in good standing under the laws of Honduras and has the power and authority to carry on its business as presently as conducted by it.

            Section 2.2 Corporate Authority; Effective Agreement. The Board of Directors and stockholders of each Seller have duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other corporate action is required in connection with the foregoing. This Agreement is a legal, valid and binding obligation of each Seller and is enforceable against each Seller in accordance with its terms. The execution, delivery and performance of this Agreement by each Seller and by the Shareholders and the consummation of the transactions provided for herein do not and will not: (a) conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under (i) the constituent documents of Sellers or CASH, (ii) any contract, agreement, commitment, indenture, mortgage, pledge, note, bond, license, permit or other instrument or obligation to which any of Sellers or CASH is a party or by which any of Sellers or CASH or any of the Assets is bound, or (iii) any law, regulation, ordinance or decree to which any of Sellers or CASH is subject, or (b) result in the creation or imposition of any lien, security interest, charge, encumbrance, restriction or right, including rights of termination or cancellation, in or with respect to, or otherwise materially adversely effect any of Sellers, CASH, the Assets or the Shares.

            Section 2.3 Liabilities. At October 31, 1995, neither of Sellers nor CASH had any liabilities (including, but not limited to, accounts payable) except as and to the extent reflected in: (a) the Sellers Financial Statements or CASH Financial Statements (as such terms are defined below); (b) the books and records of Sellers or CASH to the extent incurred or arising after October 31, 1995; or (c) this Agreement or any Exhibit hereto.






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            Section 2.4 Real Estate. Neither of Sellers nor CASH has any
interest in any real estate except that Sellers and CASH lease, as tenant, the premises described on Exhibit "E" attached hereto. True, complete and correct copies of the lease agreements pertaining to the leased premises are attached to Exhibit "E" (individually a "Lease" and collectively the "Leases"). Sellers and Shareholders know of no pending or proposed eminent domain proceeding or assessment for public improvements with respect to any of Sellers' or CASH's leased premises which could adversely affect the use, operation or value of the Assets or the businesses in which Sellers and CASH are engaged. Neither of Sellers nor any Shareholder has received notice from any insurance carrier or landlord for any leased premises notifying Sellers or Shareholders of the need to undertake any repairs, alterations or construction or to take any action with respect to the leased premises. Except as described on Exhibit "E," all of the buildings, fixtures and improvements, including structural condition and roof, leased by either of Sellers or by CASH, and all heating and air conditioning equipment, plumbing, electrical and other mechanical facilities which are part of, or located in, such buildings or improvements are in good operating condition and repair and do not require any repairs other than normal routine maintenance to maintain them in good operating condition and repair.

            Section 2.5 Personal Property; Inventory. Exhibit "F" attached hereto is a list of all personal property which is being sold, assigned, conveyed, transferred and delivered to Purchaser pursuant to this Agreement ("Personal Property"). Each Seller has good and marketable title to, and is the absolute owner of, all of the Personal Property owned by it, free and clear of all liens and encumbrances, except Sellers lease or license the Personal Property described as leased or licensed on Exhibit "F." CASH has good and marketable title to, and is the absolute owner of, all of the personal property used by CASH in the operation of its business, free and clear of all liens and encumbrances, except CASH leases or licenses the personal property described as leased or licensed on Exhibit "F." All of the Personal Property and all of the personal property of CASH is in good operating condition and repair and does not require any repairs other than normal routine maintenance to maintain the Personal Property and personal property of CASH in good operating condition and repair. All of the inventory comprising a portion of the Assets and all of the inventory of CASH is saleable in the ordinary course of business and is free from material defects.

            Section 2.6 Trade Names, Trademarks and Service Marks. The corporate name of Sellers and CASH and the trade names and trademarks listed on Exhibit "G" are the only names and trademarks which are used by Sellers and CASH in the operation of their respective businesses. Each of the Sellers and CASH is the sole and exclusive owner of its trade names and trademarks and has the sole and exclusive right to use the trade names and trademarks. No claim has been asserted against either of Sellers or against CASH that its trade names or trademarks conflict with the trade names, trademarks, corporate names or other proprietary rights of others, and neither of Sellers nor any Shareholder has any knowledge of any basis for any such claim or conflict. Neither of Sellers nor CASH owns any patents or has patent applications pending and, to the Sellers' and Shareholders' knowledge, neither of Sellers nor CASH is engaged in any activity which infringes upon any patent, patent application, trademark, trade name, copyright or proprietary right of any other party.





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            Section 2.7 Taxes.

                   (a) Filing of Returns and Payment of Taxes. Each Seller and CASH has timely filed or will timely file all federal, foreign, state and local tax returns required by law to be filed by such Seller or CASH and has timely paid or will timely pay and make adequate provision for the payment of all taxes (and related interest and penalties) required to be paid in respect of such returns for all taxable periods up to and including the Closing Date, including, but not limited to real estate, sales, use, social security, payroll, unemployment compensation and personal property taxes. No waivers or extensions of statutes of limitations relating to filing of tax returns have ever been granted to either Seller or to CASH, and no consents or elections have been filed by either Seller with the Internal Revenue Service or with any other taxing authority. Each Seller will have paid or made adequate provision for the payment of all federal and state income and any other taxes payable by such Seller with respect to the transactions covered by this Agreement, including sales, transfer and similar types of taxes.

                   (b) Cooperation With Sellers Following Closing. Purchaser agrees that following Closing it shall provide to Sellers (on a confidential basis) information relating to the Assets and/or the business of Sellers which Sellers reasonably require to prepare any tax returns, information returns or reports required to be filed by Sellers with governmental agencies. Such information shall be provided in the form in which such information has customarily been maintained by Sellers.

            Section 2.8 Legal Matters. Except as set forth on Exhibit "H", none of Sellers, CASH or any Shareholder is a party to or threatened with any suit, action, arbitration or other legal or administrative proceeding or governmental inquiry or investigation by which any of Sellers, CASH, the Shares, the Assets or the business of Sellers and CASH would be adversely effected. There are no judgments, orders, decrees or awards before any court, department, commission, board, instrumentality or arbitrator which affects the Assets, either Seller, their respective business, CASH or the Shares.

            Section 2.9 Contracts, Leases, Agreements and Other Commitments.

                   (a) Corporation Agreements. Neither of Sellers nor CASH is a party to or bound by any written, oral or implied contract, agreement, lease, power of attorney, guaranty, surety agreement, or other commitment except for the following (collectively, the "Corporation Agreements"):

                               (i) the Leases described on Exhibit "E";

                              (ii) agreements involving a maximum possible
                                   liability or obligation on the part of either Seller or CASH of less than Five Thousand Dollars ($5,000) each and less than Fifteen Thousand Dollars ($15,000) in the aggregate; and





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                            (iii)  the agreements listed on Exhibit "I."

        True, correct and complete copies of all of the Corporation Agreements on Exhibit "I," including all amendments thereto, have been delivered to Purchaser. Except as shown on Exhibit "I," all parties to all of the Corporation Agreements, including Sellers and CASH, as the case may be, have performed all of the obligations required to be performed under the Corporation Agreements, and neither of Sellers nor CASH, nor any other party, is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default under such Corporation Agreements. The consummation of the transactions provided for in this Agreement will not result in an impairment or termination of either Sellers' or CASH's rights under any Corporation Agreement. None of the terms or provisions of any Corporation Agreement materially adversely affects the Assets or the business of either of Sellers or CASH. Exhibit "I" also contains a listing of all outstanding written and oral proposals, bids, offers, guaranties, advances or credit granted which, if accepted, could impose any debts, obligations or liabilities upon Purchaser after the Closing Date.

                   (b) Guaranteed Obligations. Each Seller covenants and agrees with Purchaser that on or prior to the Closing Date, each Seller shall pay and discharge in full each and every liability of Seller which is guaranteed by Kleinert's, Inc. of Alabama or any affiliate thereof, all of which are disclosed on Exhibit G-1 (the "Guaranteed Obligations"), and to the extent not so discharged, such liability shall constitute a Loss to which Purchaser shall be entitled to indemnification pursuant to Section 10.1.

            Section 2.10 Employees and Employment Contracts.

                   (a) Set forth on Exhibit "J" is a list of:

                            (i) all collective bargaining agreements and other agreements requiring arbitration of employment disputes, and any written amendments thereto, as well as all arbitration awards decided under any such agreements, and all oral assurances or modifications, past practices, and/or arrangements made in relation thereto, to which either Seller or CASH is a party or by which any is bound; and

                            (ii) all employment agreements, and all severance agreements which have not been fully performed, to which either Seller or CASH is a party or by which any may become bound following the transactions contemplated by this Agreement.

                   (b) Set forth on Exhibit "J" is a list of all employees of each Seller and of CASH, broken down by location, together with their rate of compensation, title, union affiliations (if any), original date of hire, length of service, leave status, if any, vacation benefits and sick leave benefits accrued to date (if payable in cash upon termination of employment) and a list of all other individuals who are employed as independent contractors of either Seller or of CASH.

                   (c) Attached to Exhibit "J" are true and correct copies of all documents referred to in Exhibit "J" and all personnel policies, employee and/or supervisor handbooks, procedures and forms of employment applications relating to the employees of either Seller or CASH.

                   (d) Except as set forth on Exhibit "J", there is no union representing or purporting to represent any of the employees of either Seller or CASH nor is any of the foregoing subject to or currently negotiating any collective bargaining agreements with any union representing or purporting to represent the employees of any of the foregoing.

                   (e) Except as set forth in Exhibit "J":

                            (i) there are no strikes, slow-downs or other work stoppages, grievance proceedings, arbitrations, labor disputes or representation questions pending or, to the knowledge of Sellers or Shareholders after due inquiry, threatened against or involving either Seller or CASH.

                            (ii) Sellers and CASH have complied with all laws relating to labor, employment and employment practices, including without limitation, any provisions thereof relating to wages, hours and other terms of employment, collective bargaining, non-discrimination, payment of social security, unemployment compensation and similar taxes, and none of either Seller or CASH is liable for any arrearages of wages, or for taxes or penalties for failure to comply with any of the liabilities set forth in this subparagraph or is delinquent in the payment of any such severance, salary, bonus, commission or other direct or indirect compensation for services performed by any employee to the date hereof, or any amount required to be reimbursed.

                            (iii)  there are no charges, suits, actions,
                                   administrative proceedings, investigations and/or claims pending or threatened against either Seller or against CASH, whether domestic or foreign, before any court, governmental agency, department, board or instrumentality concerning or in any way relating to the employees or employment practices of either Seller or CASH.

            Section 2.11 Employee Pensions and ERISA. Neither of Sellers nor CASH nor any of their respective affiliates maintains, sponsors, contributes to or has any liability under any agreement, plan, practice or program, whether written or oral, providing for bonus payments, child or dependant care benefits, death benefits, accidental death and dismemberment benefits, deferred compensation benefits, disability or other wage continuation benefits, educational assistance or tuition benefits, health benefits, paid holiday benefits, incentive compensation payments, leave of absence rights, medical expense payments, reimbursement benefits, profit sharing, pension plan benefits or other benefits, retiree medical or retiree life insurance benefits, stock option, stock appreciation rights or stock purchase benefits, severance or termination pay or benefits or vacation benefits except as set forth in Exhibit "K". The items set forth in Exhibit "K" are individually referred to as an "Employee Benefit Plan" and collectively referred to as "Employee Benefit Plans." Each Employee Benefit Plan is in substantial compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue of 1986 as amended ("Code"). With respect to each Employee Benefit Plan subject to ss.412 of the Code or Title IV of ERISA (collectively "Pension Plans"), there has been no failure to make any contribution or pay any amount required to be paid under ERISA or the terms of any such Pension Plan, and no request or receipt of any funding waiver has been requested or received from the IRS. There has been no reportable event (as defined in ss.4043 of ERISA) within the last five years.

            Section 2.12 Consents. Each Seller and CASH has obtained or will obtain, on or before the Closing Date, all consents, approvals, licenses, permits or waivers which are required to execute and deliver this Agreement and to consummate the transactions provided for herein, including the transfer of the Assets to Purchaser hereby and to afford to Purchaser the benefits to be provided upon purchase of the Assets and the Shares.

            Section 2.13 Financial Statements. Exhibit "L" contains balance sheets of each Seller at August 31, 1995 and October 31, 1995 and statements of income and loss of such Seller for the ten months ended August 31, 1995 and the fiscal year ended October 31, 1995. Exhibit "M" contains balance sheets of CASH at October 31, 1995 and statements of income and loss of CASH for the fiscal year ended October 31, 1995. The balance sheets of Sellers at October 31, 1995 and the statements of income and loss for the fiscal year ended October 31, 1995 are sometimes herein called the "Sellers Financial Statements." The balance sheet of CASH at October 31, 1995 and the statement of income and loss for the fiscal year ended October 31, 1995 are sometimes herein called the "CASH Financial Statements." All of such statements have been prepared in accordance with generally accepted accounting principles (other than for presentation of footnotes) consistently applied throughout the periods reported upon and present fairly and accurately the financial position of each Seller and CASH, as the case may be, as of the dates of such balance sheets and the results of operations of each Seller and CASH, as the case may be, for the periods reported upon. Attached to Exhibit "L" and Exhibit "M," respectively, are copies of management representation letters and legal letters delivered to Sellers and CASH's auditors for the periods reviewed by them. Also attached to Exhibit "L" is a signed report of Spencer, Marston, Bunch, Morris & Co. as to an agreed upon procedures review conducted by said firm on behalf of Sellers. The financial position of CASH at November 30, 1995 is such, and at Closing will be such, that there shall be no legal or other regulatory obligation to cause a liquidation of CASH absent remedial measures to be undertaken by the shareholders of CASH which could either require a reclassification of items on the balance sheet of CASH or Pixie or require an additional equity contribution.

            Section 2.14 Suppliers; Conflicts of Interest.

                   (a) Suppliers. Exhibit "N" is a list of suppliers which have provided materials or services to either of Sellers or CASH as of October 31, 1995. Neither of Sellers nor CASH has been notified of, nor to Sellers' or Shareholders' knowledge, has there been any circumstance that would result in a termination or cancellation of any agreement between either of Sellers or CASH and any of their respective suppliers, distributors or customers. Prior to the Closing Date, each Seller and CASH shall cooperate with Purchaser in making or causing to be made such reasonable inquiries of and written introductions to customers and suppliers of the business of each as Purchaser may reasonably deem necessary or advisable.

                   (b) Conflicts of Interest. Except as shown on Exhibit "O," no stockholder, director, officer or employee of either Seller or of CASH or any relative or any affiliate of any of the foregoing: (i) has any pecuniary interest in any supplier or customer of either Seller or of CASH or in any other business with which any of the foregoing conducts business or with which either of Sellers or CASH is in competition; or (ii) has any interest in any property or assets used by either Seller or CASH, including the Assets; or (iii) has any contractual or other claim, express or implied, of any kind whatsoever against either of Sellers or CASH in connection with its business or the Assets.

            Section 2.15 Subsidiaries; Officers; Directors. Neither of Sellers nor CASH has any subsidiary or owns any capital stock, security, partnership interest or other interest of any kind in any corporation, partnership, joint venture, association or other entity. Schedule "P" sets forth a complete list of all directors and officers of CASH, all bank accounts, all safe deposit boxes and all persons authorized to sign checks drawn on such accounts and to have access to such safe deposit boxes.

            Section 2.16 No Material Change. Since October 31, 1995, there has been no material adverse change in the business, assets (including the Assets) or financial condition of either Seller or of CASH and their respective businesses except as the same may be caused by transactions in the ordinary course of business which are not prohibited by this Agreement and which are described on Exhibit "Q."

            Section 2.17 Actions Since Balance Sheet Date. Except as set forth on Exhibit "R," since October 31, 1995, neither of Sellers nor CASH:

                   (a) has taken any action outside of the ordinary course of business;

                   (b) has borrowed any money or become contingently liable for any obligation or liability of others;

                   (c) has not paid all of its debts and obligations as they became due;

                   (d) has incurred any debt, liability or obligation of any nature to any party except for obligations arising in the ordinary course of business; and

                   (e) has not used its best efforts to preserve its business organization intact, to keep available the services of its employees, and to preserve its relationships with its customers, suppliers and others with whom it deals.

            Section 2.18 Permits and Licenses. Each of Sellers and CASH holds all franchises, licenses, permits, consents, approvals, waivers and other authorizations (collectively, the "Permits") which are necessary for the operation of their respective businesses, including, without limitation, all Permits issued by federal, foreign, state or local governments and governmental agencies. Neither of Sellers nor CASH is in default, nor has any of the foregoing or the Shareholders received any notice of any claim of default, with respect to any of the Permits or of any notice of any other claim or proceeding or threatened proceeding relating to any of the Permits. All of the Permits are in full force and effect. The transactions provided for in this Agreement will not result in the cancellation or termination of any of the Permits.

            Section 2.19 Compliance with Laws. Each of Sellers and CASH is in compliance with all requirements of law, federal, foreign, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the operations of their respective business and the use of the Assets, and all leasehold premises occupied by it. Neither of Sellers nor CASH nor any Shareholder has received any notice, not previously complied with, from any federal, foreign, state or municipal authority or any insurance or inspection body, that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. There are no regulations or legislation pending before any federal, foreign, state, local or foreign or governmental body or legislature which, if adopted, would have a materially adverse effect on the business of either Seller or CASH or on the Assets.

            Section 2.20 Hazard Communications Standard Regulations and Laws. Each Seller is in compliance with all of its obligations pursuant to the Occupational Safety and Health Administration, Hazard Communications Standard Regulations, 29 CFR 1910.1200 ("HCS Regulations") to the extent it is obligated to be in compliance therewith.

            Section 2.21 Environmental Matters. Attached hereto as Exhibit "S" is a complete inventory of all raw materials, chemicals, products and waste materials, including all "Hazardous Wastes" as defined in 42 U.S.C. ss.6903(5), processed, generated, produced, stored, or maintained at any of the facilities owned or used by Sellers, including real estate subject to Leases; all on-site spills, leaks, releases at such facilities; past and present off-site disposal practices and activities with to respect Hazardous Wastes and Hazardous Substance; and notice of waste disposal if any filed pursuant to Section 103(C) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. ("CERCLA"). Exhibit "S" also describes the location and contents of all storage and treatment facilities, including ponds, disposal areas, underground storage tanks and other storage facilities, currently in use or formerly used by Sellers or any other person at or in connection with the facilities referenced above. Such facilities are satisfactory for, and in compliance with, all environmental, health, fire, safety and regulatory statutes, laws, rules and regulations. Except as set forth on Exhibit "S", all facilities owned or used by Sellers, including real estate leased by Sellers, are in compliance in all material respects with all applicable federal, state and local environmental laws and regulations, including, but not limited to, the Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section 1251, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act ("SARA"), 42 U.S.C. Section 9601, et seq.; the Hazard Communication Standard, 29 CFR Section 1910.1200; and the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq. There has not been a "Release" (as defined by CERCLA and SARA) of any "Hazardous Substance" from the facilities described in paragraph (a) hereof. For purposes of this Section 2.21 the representations and warranties of Sellers as they apply to the premises leased by Certified shall be deemed to be made to the best knowledge of Sellers after due inquiry. To the best knowledge of Shareholders after due inquiry, CASH is in compliance with all laws, rules and regulations applicable to CASH and to the premises in which CASH conducts its business to the extent such laws, rules and regulations govern the conduct of CASH as to environmental matters. CASH has complied with all the requirements of the Ley General del Ambiente (Decree No. 104-93 of May 27, 1993) including, but not limited to, the EIA mentioned in Article 5 of the aforesaid Law, having obtained the corresponding license which is still in good force and effect.






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
            Section 2.22 Statements and Other Documents Not Misleading. Neither this Agreement, including all Exhibits, nor any other financial statements, documents or instruments delivered by either of Sellers or Shareholders to Purchaser in connection with this Agreement and the transactions contemplated by this Agreement, contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated to make such statement, document or instrument not misleading.

            Section 2.23 Survival of Representations and Warranties. The representations, warranties and agreements of Sellers and Shareholders set forth in this Agreement or in any Exhibit attached hereto are made as of the date of this Agreement and shall be true, correct, complete and accurate on and as of the Closing Date and at all times between the date of this Agreement and the Closing Date, and the same shall survive the Closing Date.

                                   ARTICLE III

             FURTHER REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

        Each Shareholder, severally as to such Shareholder, hereby represents and warrants to Purchaser that:

            Section 3.1 Ownership of Capital Stock of CASH. Such Shareholder owns the number of Shares set forth opposite his name on Exhibit "C". Such Shareholder has good, marketable and unencumbered title to such Shares, free and clear of all liens, security interest, pledges, claims options, rights of others. There are no restrictions on such Shareholder's rights to transfer such Shares to Purchaser pursuant to this Agreement. No transfer of record, ownership of, or beneficial interest in, any of such Shares, will be made between the date hereof and closing.

            Section 3.2 Agreement Not in Breach of Other Instruments Effecting Shareholders. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof by the Shareholder will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, any agreement or the instrument by which the Shareholder is bound, any judgment, decree, order or award of any court, governmental body arbitrator, or of any applicable law or regulation.

        Section 3.3 Valid and Binding Agreement. This Agreement constitutes the valid and binding obligation of the Shareholder, and is enforceable against such Shareholder in accordance with its terms.

            Section 3.4 Capitalization. CASH has an authorized capital consisting of [to be completed]. Except as set forth on Exhibit "C", there are no options, warrants, rights, stockholder agreements or other instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of CASH, nor are there any commitments to issue or execute any such options, warrants, rights or other instruments or agreements. True, correct and complete copies of the constituent documents of CASH and all corporate records of CASH are complete and accurate and all have been delivered to Purchaser prior to the execution of this Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby represents and warrants to Sellers and Shareholders that:

            Section 4.1 Corporate Status. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full power and authority to own its properties and to carry on the business presently as conducted by it. On the Closing Date, Purchaser will be duly qualified to do business and in good standing in all jurisdictions in which qualification is necessary to own the Assets and the Shares.

            Section 4.2 Corporate Authority. The Board of Directors of Purchaser has duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other corporate action is required in connection herewith. This Agreement constitutes a legal, valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms.

            Section 4.3 Survival of Representations and Warranties. The representations, warranties and agreements of Purchaser as set forth in this Agreement or in any Exhibit attached hereto are made as of the date of this Agreement and shall be true, correct and accurate on and as of the Closing Date and at all times between the date of this Agreement and the Closing Date, and the same shall survive the Closing Date.

                                    ARTICLE V

                       CONDUCT OF BUSINESS PENDING CLOSING

            Section 5.1 Conduct of Business Pending Closing. Each Seller jointly and severally agrees as to the Sellers, and each Shareholder jointly and severally agrees as to CASH, that between the date hereof and the Closing Date, each Seller and CASH shall:

                   (a) not take any action or omit to take any action which would cause any of the representations and warranties of either Seller or Shareholders contained in this Agreement or in any Exhibit to become untrue;

                   (b) conduct its business in a good and diligent manner in the ordinary and usual course of its business;

                   (c) not enter into any contract, agreement, commitment or other arrangement with any party, other than contracts in the ordinary course of its business, and not amend, modify or terminate any Corporation Agreement, without the prior written consent of Purchaser;

                   (d) use its best efforts to preserve its business organization intact, to keep available the service of its employees and to preserve its relationships with customers, suppliers and others with whom it deals;

                   (e) not reveal to any party, other than Purchaser or its authorized representatives ("Agents"), any of the business procedures and practices followed by it in the conduct of the Business;

                   (f) maintain in full force and effect all insurance currently maintained by it;

                   (g) keep the premises occupied by it and all of its equipment and tangible personal property in good operating repair and perform all necessary repairs and maintenance;

                   (h) comply with all provisions of any Corporation Agreement applicable to it as well as with all applicable laws, rules and regulations;

                   (i) not dispose of any Asset except in the ordinary course of business, or terminate any Lease;

                   (j) not engage in any transaction which involves the expenditure or commitment of more than Ten Thousand Dollars ($10,000) without the prior consent of the Purchaser; and

                   (k) not issue any securities or other rights to purchase capital stock of CASH.

                                   ARTICLE VI

                        FURTHER COVENANTS AND AGREEMENTS

            Section 6.1 Access to Information. Each of Sellers and each Shareholder shall give to Purchaser and its Agents access to all of the properties and assets (including the Assets) of Sellers and of CASH and to each of the foregoing's documents, books and records relating to their respective current and past operations and businesses, and shall permit Purchaser and its Agents to make copies thereof, and each Seller and each Shareholder shall permit Purchaser to interview each of Seller's and CASH's employees during reasonable business hours and upon reasonable prior notice.

            Section 6.2 Confidentiality.

                   (a) Purchaser and its Agents will exercise due diligence in maintaining the confidentiality of all reports, data and other business information relating to either Seller or CASH which Purchaser or its Agents obtain in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, Purchaser and its Agents will keep and maintain in strict confidence for a period of one (1) year from the date hereof all information concerning the business, assets, properties and personnel of Sellers and CASH obtained by Purchaser or such Agents in connection with this Agreement, and shall return to the Sellers or CASH, as appropriate, all copies of the documents, data and other business information which Purchaser and its Agents shall have acquired from such Seller or CASH.

                   (b) The confidentiality obligations of Purchaser in this
Section 6.2 shall not apply to information which: (i) is in the public domain;
(ii) is published or otherwise becomes part of the public domain through no fault of Purchaser, its directors, officers and employees; (iii) Purchaser can demonstrate was in its possession at the time of disclosure and was not acquired directly or indirectly from either Seller or from CASH on a confidential basis or from a source other than either Seller or CASH, which, to the best of Purchaser's knowledge, did not acquire the information on a confidential basis; or (iv) is required to be disclosed pursuant to any applicable judgment, order, decree or subpoena of any court or governmental body or agency having jurisdiction; provided that Purchaser shall give to the Seller or CASH, as appropriate, reasonable prior notice of the disclosure of any such information pursuant to the foregoing exception (iv).

            Section 6.3 Cooperation. The parties hereto agree to execute and deliver all other instruments and take all such other actions as any party may reasonably request from time to time, before or after Closing and without payment of further consideration, to effectuate the transactions provided herein and to confer to Purchaser the benefits intended by such transactions. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

            Section 6.4 Bulk Sales Laws. Each Seller, at its sole cost and expense, shall fully and completely comply with the applicable provisions of any bulk sales law pertaining to the transactions contemplated by this Agreement.

            Section 6.5 Employment of Employees. Purchaser currently expects to employ, at its option, certain of the employees of Sellers and CASH. Sellers and CASH agree to take no action which would interfere with such employment by Purchaser, and Sellers shall take all action required by law or otherwise to cause the valid termination of employment at the Closing Date of such employees by Sellers who are to be employed by Purchaser following the Closing Date. Sellers and Shareholders further agree that Purchaser shall not assume any responsibility for, and Sellers and Shareholders shall jointly and severally indemnify Purchaser from and against, any liability arising from any termination of employment of those employees of Sellers whom Purchaser does not employ after the Closing Date, or as to whom Purchaser gives Sellers notice that Purchaser will not continue their employment, such notice to be given on or prior to the Closing Date. Sellers and Shareholders further agree that Purchaser shall not be liable for, and Sellers and Shareholders shall jointly and severally indemnify Purchaser from and against, any liability in respect of any employees of Sellers or CASH for any acts or omissions relating to the employment of such employees or to the business of Sellers or CASH arising on or prior to the Closing Date, regardless of whether the employees of Sellers or CASH are subsequently employed by Purchaser. Nothing in this Agreement is intended to confer upon any employee of Sellers or CASH any rights or remedies, including, without limitation, any rights of employment of any nature or kind whatsoever.

            Section 6.6 Employee Benefit Plans. Each of Sellers and Jeffrey Lopatin shall jointly and severally remain responsible for, and shall indemnify Purchaser from and against any liability in respect of, any Employee Benefit Plans established by Sellers or CASH for the benefit of their respective employees. Notwithstanding any provision contained in this Agreement to the contrary, Purchaser shall not assume or be responsible in any manner for any liabilities or obligations arising under or as a result of any Employee Benefit Plan sponsored by Sellers or CASH or in which Sellers or CASH or their respective employees participate.

                                   ARTICLE VII

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

        The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which Purchaser may waive:

            Section 7.1 No Material Adverse Change. During the period from the date hereof to the Closing Date there shall not have been any material adverse change in the business, Assets, results of operations, financial condition or prospects of the business of either of Sellers or of CASH.

            Section 7.2 Representations and Warranties. Each of the representations and warranties of Sellers and Shareholders set forth in this Agreement and any Exhibit hereto shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

            Section 7.3 Performance of Agreements. Sellers and Shareholders shall have performed and complied with all of their respective covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.

            Section 7.4 Opinion of Counsel. Purchaser shall have received an opinion from Sellers' and Shareholders' counsel, dated as of the Closing Date, in form and content reasonably acceptable to Purchaser.

            Section 7.5 No Actions, Etc. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement or affect the right of Purchaser to own or control, after the Closing, the Assets or the Shares or to operate the business of either of Sellers or CASH.

            Section 7.6 Consents; Lease Estoppels. All consents of all third parties required to consummate the transactions provided for in this Agreement shall have been obtained, and Purchaser shall have received estoppel certificates executed by the landlords of all real property leased by Sellers and CASH in a form reasonably acceptable to Purchaser.

            Section 7.7 Executed Lease Agreements. Purchaser shall have executed new lease agreements with respect to the premises leased by Sellers and CASH on such terms as Purchaser shall, in its sole discretion, deem acceptable.

            Section 7.8 Deliveries. All documents required to be delivered by Sellers and Shareholders at or prior to Closing shall have been delivered to Purchaser at Closing.

                                  ARTICLE VIII

              CONDITIONS TO OBLIGATIONS OF SELLERS AND SHAREHOLDERS

        The obligations of Sellers and Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which Sellers and Shareholders may waive:

            Section 8.1 No Material Adverse Change. During the period from the date hereof to the Closing Date there shall not have been any material adverse change in the ability of Purchaser to perform under this Agreement.

            Section 8.2 Representations and Warranties. Each of the representations and warranties of Purchaser set forth in this Agreement and any Exhibit hereto shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

            Section 8.3 Performance of Agreements. Purchaser shall have performed and complied with all of its covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.

            Section 8.4 No Actions, Etc. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement or affect the right of Purchaser to own or control, after the Closing, the Assets or the Shares or operate the business of either of Sellers or CASH.

            Section 8.5 Deliveries. All documents required to be delivered by Purchaser at or prior to Closing shall have been delivered to Seller at Closing.

                                   ARTICLE IX

                                     CLOSING

            Section 9.1 Sellers' Deliveries. At the Closing, Sellers shall
deliver to Purchaser:   -------------------

                   (a) in a form satisfactory to Purchaser's counsel or as set forth in this Agreement, such bills of sale, checks, endorsements of transfer, conveyances, assignments and subleases and other agreements as shall vest in Purchaser title to the Assets in accordance with the terms hereof.

                   (b) a certificate signed by a duly authorized officer of each Seller, dated the Closing Date, confirming: (i) the truth and correctness of all of the representations and warranties of such Seller contained in this Agreement as of the Closing Date and as of all times between the date hereof and the Closing Date; (ii) that all agreements and covenants of such Seller required to have been complied with have been complied with; and (iii) that all necessary corporate action by the Board of Directors and stockholders of such Seller have been taken to authorize the consummation of the transactions contemplated by the Agreement.

                   (c) the original copy of each written Corporation Agreement.

                   (d) a "good standing" certificate for each Seller issued by the Department of State of the State of Florida.





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




                   (e) keys to all premises and to all automobiles and vehicles included in the Assets.

                   (f) the legal opinion referred to in subsection 7.4.

                   (g) the lease agreements referred to in subsection 7.7 countersigned by the Landlord to the extent either Seller or an affiliate of either Seller is a party thereto.

                   (h) an Assumption Agreement executed by Sellers, in form and content acceptable to Sellers and Purchaser.

            Section 9.2 Shareholders' Deliveries. At the Closing, Shareholders shall deliver to Purchaser the following:

                   (a) Certificates for the Shares, endorsed by the Shareholders in blank, or with stock transfer powers executed by Stockholders in blank attached.

                   (b) a copy of the certificate of incorporation, or equivalent constituent document, and by-laws of CASH certified as true, correct and complete by the President and Secretary of CASH;

                   (c) a certificate signed by each Shareholder, dated the Closing Date, confirming: (i) the truth and correctness of all of the representations and warranties of such Shareholder contained in this Agreement as of the Closing Date and as of all times between the date hereof and the Closing Date; (ii) that all agreements and covenants of such Seller required to have been complied with have been complied with; and (iii) that all necessary corporate action by the Board of Directors and stockholders of each Seller have been taken to authorize the consummation of the transactions contemplated by the Agreement.

Purchaser's Deliveries.

                   (d) written resignations of all directors and officers of CASH dated and effective as of the Closing Date.

                   (e) the stock books and records, corporate minute books and corporate seal of CASH.

                   (f) general releases in favor of CASH executed by each Stockholder and by each officer and director of CASH, in form and substance satisfactory to Purchaser's counsel releasing CASH from all liability to such persons.

            Section 9.3 Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Sellers and Shareholders the following:





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



                   (a) the Purchase Price in the form and manner provided for in
Section 1.2 hereof and as adjusted by subsections 1.2(b) and 1.2(c) thereof.

                   (b) A certificate signed by a duly authorized officer of Purchaser, dated the Closing Date, confirming: (i) the truth and correctness of all of the representations and warranties of Purchaser contained in this Agreement as of the Closing Date and as of all times between the date hereof and the Closing Date; (ii) that all agreements and covenants of Purchaser required to have been complied with have been complied with; and (iii) that all necessary corporate action by the Board of Directors of Purchaser has been taken to authorize the consummation of the transactions contemplated by the Agreement.

                   (c) an Assumption Agreement executed by Purchaser, in form and content acceptable to Sellers and Purchaser.

            Section 9.4 Prorations. All taxes, assessments, utilities, and other similar expenses on or relating to the Assets and to CASH shall be prorated between the parties hereto as of 12:01 a.m. on the date of the Closing; provided, however, that all labor costs and overhead expenses allocated to labor and to the cost of inventory shall be pro rated between the parties hereto as of 12:01 a.m. on December 8, 1995. In the event any such taxes or other expenses are not then ascertainable, such proration shall be made on the basis of the most recently ascertainable estimates of such taxes or other expenses. All rentals, deposits, advances, periodic payments and other amounts paid or to be paid by Sellers and CASH under the Corporation Agreements shall be prorated between Sellers and CASH, as appropriate, and Purchaser as of 12:01 a.m. on the Closing Date. Amounts due each party hereto as a result of the application of this Section 9.4 shall be offset against each other and the resulting balance shall be promptly paid by one party to the other. If any statement or invoice necessary to make the foregoing determination has not yet been received and the amount due thereunder is not otherwise ascertainable, then proration and payment therefor shall be deferred until such statement or invoice has been received.

            Section 9.5 Parties to Bear Own Expenses. Whether or not the transactions contemplated by this Agreement are consummated and except as otherwise provided for herein, Purchaser, Sellers and Shareholders shall each bear their respective expenses relating to or arising out of this Agreement, including, but not limited to, fees for attorneys, accountants and other advisors.

                                    ARTICLE X

                                 INDEMNIFICATION

            Section 10.1 Indemnifications.

                   (a) Indemnification by the Sellers and Shareholders. Each Seller jointly and severally agrees, and each Shareholder severally agrees as to such Shareholder's Shares and jointly and severally agrees as to CASH, to indemnify, defend and hold harmless Purchaser and its directors, officers, Agents and employees from and against any and all losses, damages, liabilities and expenses, including, without limitation, legal fees and court costs, to which any of them may become subject as the result of:

                            (i) any and all loss or damage resulting from any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of either of Sellers or any Shareholder contained in this Agreement;

                            (ii) any and all loss or damage resulting from any error contained in any statement, report, certificate or other document or instrument delivered to Purchaser pursuant to this Agreement or contained in any Exhibits;

                            (iii) any and all loss or damage resulting to Purchaser by reason of any claim, debt, liability or obligation not expressly assumed by Purchaser hereunder, including the Unassumed Debts and Liabilities, or otherwise arising from the business of either of Sellers or CASH or the ownership, use or operation of the Assets on or prior to the Closing Date; and

                            (iv)   any and all acts, suits, proceedings,
                                   demands, assessments, judgments, reasonably attorneys' fees, costs and expenses incident to any of the foregoing.

                   (b) Indemnification by Purchaser. Purchaser hereby agrees to indemnify, defend and hold harmless each Shareholder and each Seller and its directors, officers, Agents and employees, from and against any and all losses, damages, liabilities and expenses, including, without limitation, legal fees and court costs, which any of them may become subject to as the result of:

                            (i) any and all loss or damage resulting from any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of Purchaser contained in this Agreement;

                            (ii) any and all loss or damage resulting to either Seller or any Shareholders by reason of any claim, debt, liability or obligation expressly assumed by Purchaser hereunder; and

                            (iii)  any and all acts, suits, proceedings,
                                   demands, assessments, judgments, reasonably attorneys' fees, costs and expenses incident to any of the foregoing.

                   (c) Procedures for Establishment of Indemnification.

                            (i) In the event that any claim shall be asserted by any party which, if sustained, would result in a right of a party to indemnification hereunder (a "Loss"), the person entitled to indemnification hereunder (the "Indemnitee"), within a reasonable time after learning of such claim, shall notify the person obligated to provide indemnification hereunder with respect to such claim (the "Indemnitor"), and shall extend to the Indemnitor a reasonable opportunity to defend against such claim, at the Indemnitor's sole expense and through legal counsel reasonably acceptable to the Indemnitee, provided that the Indemnitor proceeds in good faith, expeditiously and diligently. No determination shall be made pursuant to subparagraph (ii) below while such defense is still being made until the earlier of (A) the resolution of said claim by the Indemnitor with the claimant, or (B) the termination of the defense by the Indemnitor against such claim or the failure of the Indemnitor to prosecute such defense in good faith in an expeditious and diligent manner. The Indemnitee shall be entitled to rely upon the opinion of its counsel as to the occurrence of either of said events. The Indemnitee shall, at its option and expense, have the right to participate in any defense undertaken by the Indemnitor with legal counsel of its own selection. No settlement or compromise of any claim which may result in a Loss may be made by the Indemnitor without the prior written consent of the Indemnitee unless (A) prior to such settlement or compromise the Indemnitor acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses and
                                   (B) the Indemnitee is furnished with security reasonably satisfactory to the Indemnitee that the Indemnitor will in fact pay such amount and expenses.

                              (ii) In the event that an Indemnitee asserts the
                                   existence of any Loss, the Indemnitee shall give written notice to the Indemnitor of the nature and amount of the Loss asserted. If the Indemnitor, within a period of fifteen
                                   (15) days after the giving of the
                                   Indemnitee's notice, shall not give written notice to the Indemnitee announcing its intention to contest such assertion of the Indemnitee (such notice by the Indemnitor being hereinafter called the "contest notice"), such assertion of the Indemnitee shall be deemed accepted and the amount of the Loss shall be deemed established. In the event, however, that a contest notice is given to the Indemnitee within said fifteen
                                   (15) day period, then the contested assertion of a Loss shall be settled by arbitration to be held in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association then obtaining. The determination of the arbitrator(s) shall be delivered in writing to the Indemnitor and the Indemnitee and shall be final, binding and conclusive upon all of the parties hereto, and the amount of the Loss, if any, determined to exist, shall be deemed established. Notwithstanding anything herein contained to the contrary, each party shall pay its own attorney's fees, costs and expenses incident to any arbitration proceeding brought under this subparagraph 9(c)(ii).

                            (iii) The Indemnitee and the Indemnitor may agree in writing, at any time, as to the existence and amount of a Loss, and, upon the execution of such agreement, such Loss shall be deemed established.

                             (iv) Payments of any Loss shall be paid to the person entitled thereto within ten (10) business days following the establishment of the Loss. Failure to pay the amount of the Loss when due shall give rise to interest thereon calculated at a rate equal to 12% per annum. Purchaser shall be entitled to offset any Loss to which it is entitled to indemnification hereunder, including any amounts representing interest calculated thereon, against rent due under the Lease for the premises located at 2300 Belcher Road, Largo, Florida.

                                   ARTICLE XI

                                     GENERAL

        Section 11.1 Notices. All notices and other communications hereunder shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested; by an overnight express courier service that provides written confirmation of delivery; or by facsimile with confirmation, addressed as follows:

        If to Sellers:              Jeffrey Lopatin
                                    c/o 516 North Fort Harrison Avenue
                                    Clearwater, FL  34615

        With a copy to:             Hamden H. Baskin, III, Esquire

                                    516 North Fort Harrison Avenue
                                    Clearwater, FL  34615

        If to Shareholders:         To the address for such Shareholder
                                    standing on the stock books of Pixie
                                    Honduras

        If to Purchaser:            Kleinert's, Inc. of Florida
                                    120 West Germantown Pike
                                    Suite 100
                                    Plymouth Meeting, PA 19462

        With a copy to:             Steven N. Haas, Esquire
                                    Cozen and O'Connor
                                    1900 Market Street
                                    Philadelphia, Pennsylvania   19103

        Any party may change its address for receiving notice by giving notice of a new address in the manner provided herein. Any notice so given, shall be deemed to be delivered on the second (2nd) business day after the same is deposited in the United States Mail, on the next business day if sent by overnight courier, or on the same business day if sent by facsimile before the close of business, or the next day, if sent by facsimile after the close of business.






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

            Section 11.2 Broker's Commission. Each party agrees to indemnify and hold harmless the other party from and against any and all liability, loss, damage, cost or expense (including court costs and attorney fees) arising out of or relating to any claim that such party entered into any brokerage agreement or similar arrangement, whether oral or written.

            Section 11.3 Headings. The descriptive article, section and paragraph headings set forth herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not control or affect the meaning or construction of any provision of the within Agreement.

            Section 11.4 Entire Agreement; Governing Law. This Agreement, together with Exhibits attached hereto, constitutes the entire agreement between the parties pertaining to this subject matter and supersedes all prior or contemporaneous agreements and understandings of the parties relating to the same. This Agreement may be amended only in writing signed by both parties. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, notwithstanding conflicts of laws provisions to the contrary.

            Section 11.5 Severability. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

            Section 11.6 Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            Section 11.7 Assignability; Binding Effect. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon the parties hereto, and their successors and assigns.

            IN WITNESS WHEREOF, the parties hereto have duly executed the within Agreement on the day and year first above written.

                                         PIXIE PLAYMATES INC.,
                                         a Florida corporation, Seller

                                         By: /s/ Jeffrey A. Lopatin
                                             ----------------------------------
                                         Title:  President

                                         Attest:  /s/ Arthur Lopatin
                                             ----------------------------------
                                             (Assistant) Secretary

                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)





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



                                          CERTIFIED SEWING SERVICES, INC.
                                          a Florida corporation, Seller

                                          By: /s/ Jeffrey A. Loptain
                                          -------------------------------
                                          Title: Secretary/Treasurer

                                          [Corporate Seal]

                                          KLEINERT'S, INC. OF FLORIDA

                                          a Florida corporation, Purchaser

                                          By: /s/ Joseph J. Connors
                                          -------------------------------
                                          Title (Vice) President

                                          [Corporate Seal]

    SHAREHOLDERS:                         /s/ Jeffrey A. Lopatin
                                          -------------------------------


                                          /s/ J. Harold Lopatin
                                          -------------------------------


                                          /s/ Arthur Lopatin
                                          -------------------------------


                                          /s/ Owen Perry
                                          -------------------------------


                                          /s/ Leslie Wayne Gray
                                          -------------------------------

                                LIST OF EXHIBITS

Exhibit "A"                            Fixed Assets, Inventory, Prepaid Expenses

Exhibit "B"                            Excluded Assets

Exhibit "C"                            Shareholders of CASH; Shares

Exhibit "D"                            Allocation of Purchase Price

Exhibit "E"                            Real Estate

Exhibit "F"                            Personal Property

Exhibit "G"                            Trade Names

Exhibit "H"                            Legal Matters

Exhibit "I"                            Corporation Agreements

Exhibit "I-1"                          Guaranteed Obligations

Exhibit "J"                            Employees

Exhibit "K"                            Employee Benefit Plans

Exhibit "L"                            Sellers Financial Statements

Exhibit "M"                            CASH Financial Statements

Exhibit "N"                            Suppliers

Exhibit "O"                            Conflicts of Interest

Exhibit "P"                            Subsidiaries

Exhibit "Q"                            No Material Change

Exhibit "R"                            Action Since Balance Sheet Date

Exhibit "S"                            Environmental Matters





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